EXHIBIT 4.6



                                  JULY 21, 1999

      Attn:       Corporate Stock Transfer
      Republic Plaza
      370 17th Street, Suite 250
      Denver, CO 80202-4614
      Telephone: (303) 595-3300
      Facsimile: (303) 592-8821

Re: Medical Industries of America, Inc.

Dear Sirs and Madams:

      Reference is made to that certain Investment Agreement (the "Investment Agreement"), dated on or about July 21, 1999, by and among Medical Industries of America, Inc., a Florida corporation (the "Company"), and the other signatories thereto (the "Holders") pursuant to which the Company, at times and amounts chosen by the Company, as further described in the Investment Agreement, may issue to the Holder up to Twenty Five Million Dollars ($25,000,000) in aggregate principal amount of Common Stock of the Company (the "Put Shares"), and warrants (the "Warrants") to purchase Common Stock (the "Warrant Shares") of the Company. The Put Shares will be delivered to First Union National Bank (the "Escrow Agent") pursuant to the terms of the Escrow Agreement and Instructions (the "Escrow Agreement") by and among the Escrow Agent, the Company and Swartz Private Equity, LLC

      A. ISSUANCE OF PUT SHARES. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue unlegended Put Shares (in electronic form, unless otherwise specified) in the name of each Holder or its nominee, or in such other name as the Escrow Agent, as custodian, shall direct, and, to deliver such Put Shares to the Escrow Agent (in the case of electronic shares, the Put Shares shall be delivered under the Escrow Agent's DTC participation number) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Put Shares to the Holder, (ii) a properly completed and duly executed Put Notice, in the form attached hereto as
Exhibit 1, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon,
(iii) Registration Confirmation (as defined below) and (iv) an opinion of counsel ("Put Opinion of Counsel") in substantially the form of Exhibit 2.

      B. ISSUANCE OF WARRANT SHARES. This letter shall serve as our irrevocable authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue unlegended Warrant Shares in the name of the Holder (or in the name of its nominee, at the Holder's request) from time to time upon surrender to you of (i) a letter from the Company, instructing you to issue a specified number of Warrant Shares to the Holder, (ii) a properly completed and duly executed Warrant Exercise Form, in the form attached hereto as Exhibit 3, which has been properly agreed and acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon,
(iii) Registration Confirmation (as defined below) and (iv) an opinion of counsel ("Warrant Opinion of Counsel") in substantially the form of Exhibit 4.

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      C. LEGEND FREE CERTIFICATES. So long as you have previously received: (i)
written confirmation from counsel to the Company (which counsel may be in-house legal counsel) that a registration statement covering resales of the Put Shares and Warrant Shares has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, and (ii) a copy of such registration statement, ((i) and (ii) above are collectively collectively referred to as "Registration Confirmation"), certificates representing the Put Shares and Warrant Shares shall not bear any legend restricting transfer of the Put Shares or Warrant Shares and should not be subject to any stop-transfer restriction.

      If you have not previously received Registration Confirmation, then the Put Shares shall not be issued, and the certificates representing the Warrant Shares shall be issued, but shall bear the following legend:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED UNDER AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS."

provided, however, that the Company may from time to time notify you to place stop-transfer restriction on the certificates for outstanding Put Shares and Warrant Shares in the event a registration statement covering resales of the Put Shares and the Warrant Shares is subject to amendment for events then current.

Please be advised that the Holders are relying upon this letter as an inducement to enter into the Investment Agreement.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions. Should you have any questions concerning this matter, please contact me at (561) 737-2227.

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                                          Very truly yours,


                                          MEDICAL INDUSTRIES OF AMERICA, INC.


                                          By:_____________________________
                                                Paul C. Pershes, President


Agreed and Acknowledged:
TRANSFER AGENT                         HOLDER

CORPORATE STOCK TRANSFER               SWARTZ PRIVATE EQUITY, LLC


By:_____________________               By:_______________________
                                          Eric S. Swartz, Manager
Name:___________________

Title:__________________

Date:______________,1999               Date:________________,1999



Enclosures

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                             ATTACHED EXHIBITS 1 - 4

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